EXHIBIT 10.1

BCH BEHEER. B.V.

and

TEYFIK OEZCAN

and

ARVANA, INC.

and

HALLOTEL DEUTSCHLAND GMBH

SETTLEMENT AND SHARE PURCHASE AGREEMENT

December 7, 2007

Lang Michener LLP

SETTLEMENT AND SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of December 7 2007,

AMONG:

BCH BEHEER, B.V., a Dutch BV corporation with an address at
Oudegracht 202, 1811 CR Alkmaar, Holland

(the “BCH”)

AND:

TEYFIK OEZCAN, a businessman with an address at Otto-Hahn-
Straße 8, 63225 Langen, Reg-Nr 04/058, Germany

(the “Oezcan”)

AND:

ARVANA, INC., a Nevada corporation with an address at 2610 –
1066 West Hastings Street, Vancouver, British Columbia, Canada
V6E 3X2

(“Arvana”)

AND:

HALLOTEL DEUTSCHLAND GMBH, , a German limited
liability company with an address at Otto-Hahn-Straße 8, 63225
Langen, Reg-Nr 04/058, Germany

(“Hallotel”)

WHEREAS:

(A)           BCH owns the Hallotel Shares;

(B)           All of the issued and outstanding shares of BCH were sold to Arvana as part of a transaction to acquire control of Hallotel;

(C)           Concurrent with Arvana’s acquisition of BCH, the General Manager of Hallotel, Oezcan, entered into the Arvana Employment Agreement; and

(D)           The Parties wish to enter into this Agreement to transfer control of Hallotel to Oezcan and terminate the Arvana Employment Agreement.

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1           In this Agreement, including the recitals and schedules, the following words and phrases have the following meanings:

(a)           “Affiliate” means any officer, director, shareholder or employee of a company or any member of the immediate family (limited to a spouse, parent or child) of any such officer, director, shareholder or employee, and any corporation meeting the definition of Affiliate as set out in the Business Corporations Act (British Columbia);

(b)           “Arvana Employment Agreement” means the Employment Agreement dated August 23, 2006 between Turinco, Inc., (now Arvana) and Oezcan;

(c)           “Arvana Release” means the release substantially in the form set out in Exhibit B to this Agreement.

(d)           “Closing” means the completion of the purchase and sale of the Hallotel Shares in accordance with the terms of this Agreement;

(e)           “Closing Date” means the date of Closing, as determined in accordance with §2.2 of this Agreement;

(f)           “Encumbrance” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, assignment, license or other encumbrance or adverse claim of any nature or kind whatsoever;

(g)           “Hallotel Shares” means all outstanding shares in the capital of Hallotel;

(h)           Oezcan Release” means the release substantially in the form set out in Exhibit A to this Agreement; and

(i)           “ “Party” means each party to this Agreement individually and “Parties” mean each Party collectively.

Interpretation

1.2           In this Agreement, including the recitals and schedules, except as otherwise expressly provided herein:

(a)           “this Agreement” means this Settlement and Share Purchase Agreement as it may from time to time be supplemented or amended;

(b)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Part, clause, subclause or other subdivision or schedule;

(c)           the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(d)           the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(e)           a reference to a Part is to a Part of this Agreement, and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated;

(f)           the headings to the Parts and clauses of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof; and

(g)           any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor or predecessor to such entity.

PART 2

PURCHASE AND SALE

Purchase and Sale of Hallotel Shares

2.1           At the Closing, Oezcan will purchase from BCH, and BCH will sell, assign and transfer to Oezcan, the Hallotel Shares, free and clear of all Encumbrances, in consideration for:

(a)           €10 payable in cash; and

(b)           the resignation of Oezcan as an employee of Arvana and the termination of the Arvana Employment Agreement.

Closing Date

2.2           The Closing will take place on the date of execution of this Agreement, or such other date as the Parties will agree, provided that in no event will the Closing Date be later than December 7, 2007.

Closing Documents

2.3           At the Closing, the Parties will deliver to the other such documents as are reasonably necessary to complete the transactions contemplated under this Agreement, including

(a)           the delivery by Arvana to Oezcan of

(i)           any certificates representing the Hallotel Shares and all documents required to transfer the Hallotel Shares, and

(ii)           Arvana Release; and

(b)           the delivery by Oezcan

(i)           to BCH of the cash consideration set out in §2.1(a), and

(ii)           to Arvana of the resignation described in §2.1(b) and the Oezcan Release.

PART 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations and Warranties of BCH

3.1           BCH represents and warrants to Oezcan that, as at both the effective date of this Agreement and the Closing Date, BCH owns and has good and marketable title to all of the Hallotel Shares as the legal and beneficial owner thereof, free and clear of all Encumbrances.

Covenants of Oezcan and Hallotel

3.2           In order to permit Arvana to prepare any required financial statement or report, for a period of five years after the date of this Agreement Hallotel will permit Arvana and its financial agents and its professional representatives to have reasonable access during normal business hours to

(a)           the books, accounts, records and other data of Hallotel (including all corporate, accounting, tax and business records and any electronic or computer accessed data), and

(b)           the senior management of Hallotel.

3.3           Ozeacan will,

(a)           as reasonably required by Arvana, participate in any review of Hallotel carried out under §3.2, and

(b)           cause Hallotel to furnish, and require that the principal bankers, appraisers, independent auditors and other advisors of Hallotel furnish, to Arvana or its agents such responses to inquiries, financial and operating data and other information with respect to the businesses and assets of Hallotel as may from time to time be requested under §3.2.

PART 4

DISPUTE RESOLUTION

Submission to Arbitration

4.1           If, at any time, there is a dispute between the parties with respect to any matter arising out of or relating to this Agreement or the transactions contemplated hereunder, either party will be entitled to refer the dispute to binding arbitration by a single arbitrator in accordance with the rules of arbitration of the International Chamber of Commerce as modified by the provisions herein.

Place of Arbitration

4.2           The arbitration will take place in Federal Republic of Germany.

Acceptance and Implementation

4.3           Each party agrees to participate in good faith in the arbitration process and will accept as final and binding and proceed in good faith diligently to implement, the award or decision of the arbitrator. An award or decision of the arbitrator concerning the interpretation of this Agreement will be binding on the parties.

Legal Proceedings

4.4           Subject to §4.5 and except as otherwise agreed to by the parties, a legal proceeding commenced by a party in respect of an issue or dispute under this Agreement will be stayed until an arbitration is initiated and a decision on the arbitration is delivered or the arbitration process has otherwise ended and will be discontinued following the award or decision of the arbitrator on the arbitration unless the award or decision concludes the arbitration and the dispute remains unresolved.

Exclusions

4.5           This Part 4 will not apply to any legal proceeding seeking the grant of injunctions, restraining orders, specific performance and similar remedies from a court of competent jurisdiction.

PART 5

GENERAL

Governing Law and Attornment

5.1           This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the Federal Republic of Germany and the parties irrevocably and unconditionally attorn to the jurisdiction of the courts of the Federal Republic of Germany and all courts having appellate jurisdiction thereover. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

Time of Essence

5.2           Time is of the essence in the performance of each obligation under this Agreement.

Public Notices

5.3           The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and co-ordinated and no Party will act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Public Disclosure

5.4           Before and after Closing, none of the Parties will disclose the terms of this Agreement, except as reasonably required for income tax purposes or as otherwise may be required by law including all securities laws and applicable stock exchange rules and policies. Notwithstanding the foregoing, in the case of any public filing of this Agreement under applicable securities laws the Parties and their Affiliates will use reasonable efforts to jointly plan and coordinate such filings.

Entire Agreement

5.5           This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Waiver and Consent

5.6           No delay or failure by a party to exercise any of its rights under this Agreement constitutes a waiver of any such right. No consent or waiver, express or implied, by a party to, or of any breach or default by any other party of, any or all of its obligations under this Agreement will,

(a)           be valid unless it is in writing and stated to be a consent or waiver pursuant to this section,

(b)           be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

(c)           constitute a general waiver under this Agreement, or

(d)           eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Severability

5.7           If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Amendments

5.8           This Agreement may not be amended except in writing signed by each Party.

Further Assurances

5.9           The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Assignment

5.10         No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

Enurement

5.11         This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

Counterparts

5.12          This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

BCH BEHEER, B.V.

Per:
Authorized Signatory

Signed, Sealed and Delivered by Teyfik	)
Oezcan in the presence of:	)
)
	)	/s/ Teyfik Oezcan
)
Witness (Signature))		Teyfik Oezcan
)
)
Name (please print))
)
Address	)
)
)
City, Province	)
)
)
Occupation	)

ARVANA, INC.

Per:	/s/ Wayne Smith
Authorized Signatory

HALLOTEL DEUTSCHLAND GMBH

Per:	/s/ Teyfik Oezcan
Authorized Signatory

EXHIBIT A

FORM OF OZECAN RELEASE

I, Teyfik Oezcan, of Kurt-Tucholsky-Str.27, Egelsbach, Germany, for the consideration described in the Settlement and Share Purchase Agreement (the “Agreement”) dated December 7, 2007 among me, and BCH Beheer B.V. and Arvana, Inc. and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DO HEREBY REMISE, RELEASE AND FOREVER DISCHARGE Arvana, Inc., its direct and indirect subsidiaries BCH Beheer B.V. and Hallotel Deutschland GmbH, their respective officers, directors, employees, and agents, and their heirs, executors, administrators, successors and assigns (collectively, the "Released Parties") or any of them, of and from any and all manner of actions, causes of action, suits, contracts, claims, damages, costs and expenses of any nature or kind whatsoever, whether in law or in equity, occurring or existing up to and inclusive of the date of this General Release, including, but not limiting the generality of the foregoing, any and all claims by reason of or arising out of my employment with Arvana, Inc. and its direct and indirect subsidiaries, including all rights under the Arvana Employment Agreement (as defined in the Agreement), which as against the Released Parties or any of them I ever had, now have, or at any time hereafter can, shall or may have.

IT IS UNDERSTOOD AND AGREED that I will indemnify and save harmless the Released Parties, or any of them, from any and all costs, charges, legal fees and expenses reasonably incurred by the Released Parties in connection with defending any civil, criminal or administrative action, proceeding or other remedy with respect to any such alleged liability.

IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration referred to herein, I will not make any claims or take any proceedings whatsoever against the Released Parties or any of them, or against any other person, company, corporation or other legal entity who might claim contribution or indemnity from the Released Parties or any of them, in respect of matters which are the subject matter of this General Release.

I HEREBY REPRESENT AND DECLARE that I have personally read and understand the Agreement and this General Release, and have been given the opportunity to seek legal advice regarding their contents. I confirm that they contain the entire agreement between the parties, and that their terms are contractual and not a recital.

IN WITNESS WHEREOF I have hereunto set my hand and seal at ____________________, this 30th day of November, 2007.

Signed, Sealed and Delivered by Teyfik Oezcan in the
presence of:
)
)
Witness (Signature))
)
)
Name (please print))		Teyfik Oezcan
)
)
Address	)
)
)
City, Province	)
)
)
Occupation	)

EXHIBIT B

FORM OF ARVANA RELEASE

Arvana, Inc. (“Arvana”), for the consideration described in the Settlement and Share Purchase Agreement (the “Agreement”) dated November, 30, 2007 among BCH Beheer B.V., Teyfik Oezcan, Arvana and Hallotel Deutschland GmbH (“Hallotel”) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DOES HEREBY REMISE, RELEASE AND FOREVER DISCHARGE Teyfik Oezcan and his heirs, executors, administrators, successors and assigns (collectively, the "Released Parties") or any of them, of and from any and all manner of actions, causes of action, suits, contracts, claims, damages, costs and expenses of any nature or kind whatsoever, whether in law or in equity, occurring or existing up to and inclusive of the date of this General Release, including, but not limiting the generality of the foregoing, any and all claims by reason of or arising out of his employment with Arvana, Inc. and its direct and indirect subsidiaries (including Hallotel), which as against the Released Parties or any of them Arvana ever had, now have, or at any time hereafter can, shall or may have.

IT IS UNDERSTOOD AND AGREED that Arvana will indemnify and save harmless the Released Parties, or any of them, from any and all costs, charges, legal fees and expenses reasonably incurred by the Released Parties in connection with defending any civil, criminal or administrative action, proceeding or other remedy with respect to any such alleged liability.

IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration referred to herein, Arvana will not make any claims or take any proceedings whatsoever against the Released Parties or any of them, or against any other person, company, corporation or other legal entity who might claim contribution or indemnity from the Released Parties or any of them, in respect of matters which are the subject matter of this General Release.

AND IT IS FURTHER UNDERSTOOD AND AGREED that this release is contractual and not a mere recital.

IN WITNESS WHEREOF Arvana has duly executed this Release the 30th day of November, 2007.

ARVANA, INC.

Per:

Name:

Title: